Exhibit 99

Marine Products Corporation Announces

Fourth Quarter 2019 Share Repurchases

ATLANTA, January 2, 2020 - Marine Products Corporation (NYSE: MPX) announced today that during the fourth quarter of 2019 it purchased 88,983 shares under its share repurchase program.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive and outboard pleasure boats, Vortex jet drive and Robalo offshore sport fishing boats.  The Company continues to diversify its product lines through product innovation.  With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value.  For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information contact:

BEN M. PALMER

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

JIM LANDERS

Vice President, Corporate Finance

(404) 321-2162

jlanders@marineproductscorp.com